UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Material

[_] Soliciting Material Pursuant to Sec. 240.14a-12

Ivy Funds
Voyageur Mutual Funds III
Delaware Group Equity Funds IV
Voyageur Intermediate Tax Free Funds
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2)           Aggregate number of securities to which transaction applies:

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3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identifying the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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4) Date Filed:

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  Shareholder Name
Address 1
Address 2
Address 3

[     ] NOTICE

[Date]
Re:  MERGE FUND NAME

Dear Shareholder,

You are an important investor in the Delaware Fund(s) and it’s time to vote. We have tried unsuccessfully to contact you, whether by mail or phone, regarding the Special Meeting of Shareholders for your Delaware Fund(s) .

It is very important that we speak with you you have the right to vote on reorganization proposals. We recently sent proxy materials for the upcoming Special Meeting and are writing to remind you that your proxy vote is very important. Please contact our proxy tabulator EQ Fund Solutions to cast your vote toll-free at (800) 893-5865 between 9:00 am and 10:00 pm ET, Monday through Friday. At the time of the call, please reference the Investor ID in the table below.

INVESTOR PROFILE:

Investor ID:   XXXXXXXX                                                         Security ID:  XXXXXXXX

There is no confidential information required, and the call will only take a few moments of your time.

Once we have received your vote, you should not receive any further communications encouraging you to vote.

Please contact us at your earliest convenience. You may also receive a call from our proxy solicitor asking you for your vote. If you would like to be put on our Do Not Call List for this proxy event, please call (877) 361-7966 to speak with an agent.

Thank you in advance for your time. We very much appreciate your vote.

Sincerely,

Richard Salus
Senior Vice President and Chief Financial Officer

Delaware Funds Inbound DNC Call Guide

Good (morning, afternoon, evening). Thank you for calling the Delaware Funds proxy information and voting line. My name is (AGENT’S FULL NAME). How may I help you? (Pause for response)
•	May I please have you last name and zip code to locate your account?
•	May I please have the reference number located on the bottom of the letter you received?
•	May I please have the phone number we called you at to locate your account?

Responding to DNC Mailing:
The material you received is regarding the Funds’ Special Meeting of Shareholders that has been adjourned to take place on [     ]  and currently our records indicate your vote has not been recorded.
Requests to be placed on DNC list:
We understand and respect your wishes not to be contacted via phone again and we apologize for any inconvenience these calls may have caused.
I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.
Would you like to vote along with the Board’s recommendation?
(Pause For Response)

Restates request to be placed on DNC list:
We will remove you from our calling list and apologize for any inconvenience. Have a good (morning, afternoon, evening).

S/H agrees to vote account:
Can I please have the last name and zip code on the materials you received to better assist you? (Pause for response)
--------Locate and verify account.
Thank you. Please note that this call may be recorded for quality assurance purposes.
The Board of Trustees is recommending a vote “In Favor” of the proposals.
Would you like to vote along with the Board’s recommendation?
(Pause For Response)

FOR INTERNAL DISTRIBUTION ONLY	Updated 04-09-2024

Delaware Funds Inbound DNC Call Guide

(Review Voting Options with Shareholder If Necessary)
If we identify any additional accounts you own with the Delaware Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).
For confirmation purposes:
•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions, please call the toll free number listed on the confirmation.   ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 04-09-2024